UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 30, 2014

(Date of earliest event reported)

REVA MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The matters set forth below were voted upon at the Special Meeting of Stockholders of REVA Medical, Inc. (the “Company”) held on October 31, 2014 at 10:30 a.m. Australian Eastern Daylight Time (which was 4:30 p.m. on October 30, 2014 U.S. Pacific Daylight Time). The stockholders considered three proposals at the meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 14, 2014 (the “Proxy Statement”). Of the 33,505,278 shares of the Company’s common stock outstanding as of the record date, 25,073,947 shares were represented at the special meeting. The independent inspector of elections reported the vote of stockholders as set forth below.

1.              Issuance of Convertible Notes — For the purposes of Australian Securities Exchange (“ASX”) Listing Rule 7.1 and for all other purposes, the stockholders approved the issuance of 250 convertible notes with a face value of US$100,000 each, for total consideration of US$25 million, to the Noteholders on the terms and conditions set forth in the Proxy Statement. This proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes

21,835,816	7,000	3,231,131	—

2.              Issuance of Options — For the purposes of ASX Listing Rule 7.1 and for all other purposes, the stockholders approved the issuance of 8,750,000 options to the Noteholders to purchase 8,750,000 shares of the Company’s common stock on the terms and conditions set forth in the Proxy Statement. This proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes

21,839,816	7,000	3,227,131	—

3.              Adjournment of Special meeting — The stockholders approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposals 1 and 2. This proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes

21,834,597	12,219	3,227,131	—

No other items were presented for stockholder approval at the Special Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: October 31, 2014	/s/ Katrina L. Thompson
Katrina L. Thompson
Chief Financial Officer
(principal financial and accounting officer)